As filed with the United States Securities and Exchange Commission on July 16, 2025.

Registration No. 333-288668

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

AMENDMENT NO. 2
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TECOGEN INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3585 (Primary Standard Industrial Classification Code Number)	04-3536131 (IRS Employer Identification Number)

76 Treble Cove Road
Building 1
North Billerica, MA 01862
781.466.6400
(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

John K. Whiting, IV, Esq.
General Counsel
Tecogen Inc.
76 Treble Cove Road
Building 1
North Billerica, Massachusetts 01862
Telephone: 781.466.6016
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:

Neil R.E. Carr, Esq. Somertons, PLLC 1025 Connecticut Avenue, N.W. Suite 1000 Washington, D.C. 20036 Telephone: 202.459.4651	M. Ali Panjwani, Esq. Pryor Cashman LLP 7 Times Square 40th Floor New York, NY 10035 Telephone: 212.326.0820
Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐        Accelerated filer ☐        Non-accelerated filer

Smaller reporting company     Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
________________________________________________________________________________________________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 (“Amendment No. 1”) to the Registration Statement on Form S-1 (File No. 333-288668) (“Registration Statement”) of Tecogen Inc, a Delaware corporation (“Company”), is being filed for the sole purpose of amending the signature page to the Registration Statement to include the Company’s Principal Accounting Officer. This Amendment No. 1 includes Part II but omits the prospectus included in the initial filing of the Registration Statement which remains unchanged.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 13.     Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be incurred by us, other than underwriting discounts and commissions, in connection with the registration of the securities the subject of this registration statement. All such expenses are estimates, other than the SEC registration fee and Financial Industry Regulatory Authority Inc. (“FINRA”) filing fee:

SEC Registration Fee	$ 3,521
NYSE American Listing Fee	-- (1)
FINRA Filing Fee	3,500
Accounting Fees and Expenses	85,000
Registrant’s Legal Fees and Expenses	125,000
Printing and Engraving Expenses	--
Miscellaneous Expenses	--
Estimated Total	$217,021.00
(1)Previously paid in connection with initial listing of shares on NYSE American.

Item 14.     Indemnification of Directors and Officers

Section 102 of the Delaware General Corporation Law (“DGCL”) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. We have included such a provision in our Amended and Restated Certificate of Incorporation.

Section 145 of DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Our charter includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability:

•for any breach of the director's duty of loyalty to us or our stockholders;
•for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•under section 174 of the DGCL regarding unlawful dividends and stock purchases; or
•for any transaction from which the director derived an improper personal benefit.

Our charter also provides that:

•we may, to the extent authorized from time to time by our board of directors, indemnify our other employees and agents to the same extent that we indemnified our officers and directors; and

•in the event we do not assume the defense in a legal proceeding, we must advance expenses, as incurred, to our directors and executive officers in connection with a legal proceeding to the fullest extent permitted by Delaware law.

The indemnification provisions contained in our Amended and Restated Certificate of Incorporation are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

In addition, we maintain insurance on behalf of our directors and executive officers that insures them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND IS THEREFORE UNENFORCEABLE.

Other Arrangements

We maintain a “claims made” officers and directors liability insurance policy with coverage limits of $10,000,000 and a maximum $1,000,000 deductible amount for each claim.

Item 15.     Recent Sales of Unregistered Securities

On May 1, 2025, we issued to an accredited investor an aggregate of 240,256 shares of our common stock upon conversion of an aggregate of $514,148.22 in principal amount and accrued interest due under a promissory note. The shares were issued in reliance upon exemptions set forth in Section 4(a)(2) of the Securities Act and applicable blue sky law. The issuance of such shares was approved by independent members of our board of directors.

Item 16.        Exhibits and Financial Statement Schedules

(a)Exhibits. The list of exhibits is set forth below.

EXHIBIT INDEX

Exhibit Number	Description

1.1 *	Form of Underwriting Agreement between the Registrant and Roth Capital Partners, LLC.
2.1
Agreement and Plan of Merger, dated as of November 1, 2016, by and among Tecogen Inc, American DG Energy Inc. and ADGE.Tecogen Merger Sub Inc. incorporated by reference to Exhibit 2.1 to the registrant's Current Report on Form 8-K, filed with the SEC on November 2, 2016.

2.2
Amendment No. 1 to the Agreement and Plan of Merger, dated as of March 23, 2017, by and among Tecogen Inc., American DG Energy Inc., and ADGE.Tecogen Merger Sub Inc. incorporated by reference to Exhibit 2.2 to the registrant's Current Report on Form 8-K, filed with the SEC on March 24, 2017.

3.1
Amended and Restated Certificate of Incorporation incorporated by reference to Exhibit 3.1 to the registrant's Pre-Effective Amendment No. 3 to its Registration Statement on Form S-1 (Registration No. 333-193791), filed with the SEC on June 27, 2014.

3.2
Amended and Restated Bylaws incorporated by reference to Exhibit 3.2 to the registrant's Pre-Effective Amendment No. 3 to its Registration Statement on Form S-1 (Registration No. 333-193791), filed with the SEC on June 27, 2014.

4.1
Specimen Common Stock Certificate of Tecogen Inc. incorporated by reference to Exhibit 4.1 to the registrant's Pre-Effective Amendment No. 3 to its Registration Statement on Form S-1 (Registration No. 333-193791), filed with the SEC on June 27, 2014.

4.2+
Form of Stock Option Agreement incorporated by reference to Exhibit 4.3 to the registrant's Pre-Effective Amendment No. 3 to its Registration Statement on Form S-1 (Registration No. 333-193791), filed with the SEC on June 27, 2014.

4.3
Description of Registrant's Securities incorporated herein by reference to Exhibit 4.4 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 12, 2020.

5.1 *	Legal Opinion of Somertons, PLLC.
10.1+
Tecogen Inc. 2006 Stock Incentive Plan, as amended and restated on November 1, 2016, incorporated by reference to Exhibit 10.1 to the registrant's Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 21, 2018.

10.2#
Exclusive License Agreement between Tecogen Inc. and the Wisconsin Alumni Research Foundation, dated February 5, 2007, incorporated by reference to Exhibit 10.13 to the registrant's Pre-Effective Amendment No. 3 to its Registration Statement on Form S-1 (Registration No. 333-193791), filed with the SEC on June 27, 2014.

10.3
Facilities and Support Services Agreement between American DG Energy Inc. and Tecogen Inc., dated August 8, 2014, incorporated by reference to Exhibit 10.1 to American DG Energy Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed with the SEC on August 14, 2014.

10.4	Shelf Registration Rights Agreement dated August 3, 2015, incorporated by reference to Exhibit 10.29 to the registrant's Current Report on Form 8-K, filed with the SEC on August 8, 2015.
10.5+
Advisory Agreement, dated January 3, 2018, between Tecogen Inc. and John N. Hatsopoulos incorporated by reference to Exhibit 10.1 to the registrant's Current Report on Form 8-K, filed with the SEC on January 8, 2018.

10.6
Research and Development Contract between Southwest Research Institute and Tecogen Inc. incorporated by reference to Exhibit 10.1 to the registrant's Current Report on Form 8-K, filed with the SEC on January 9, 2018.

10.7
Membership Interest Purchase Agreement by and among SDCL TG Cogen LLC, as Purchaser, and American DG Energy Inc., as Seller, and Tecogen Inc. dated as of December 14, 2018, incorporated by reference to Exhibit 10.48 to the registrant's Current Report on Form 8-K, filed with the SEC on March 7, 2019.

10.8
Guaranty Agreement by Tecogen Inc. in favor of CogenOne LLC and SDCL TG Cogen LLC dated December 14, 2018, incorporated by reference to Exhibit 10.49 to the registrant's Current Report on Form 8-K, filed with the SEC on March 7, 2019.

10.9
Membership Interest Purchase Agreement by and among SDCL TG Cogen LLC, as Purchaser, and American DG Energy Inc., as Seller, and Tecogen Inc. dated as of March 5, 2019, incorporated by reference to Exhibit 10.50 to the registrant's Current Report on Form 8-K, filed with the SEC on March 7, 2019.

10.10
Guaranty Agreement by Tecogen Inc. in favor of CogenTwo LLC and SDCL TG Cogen LLC dated March 5, 2019, incorporated by reference to Exhibit 10.51 to the registrant's Current Report on Form 8-K, filed with the SEC on March 7, 2019.

10.11
Billing and Asset Management Agreement by and among CogenOne LLC and Tecogen Inc. as amended and restated as of March 5, 2019, incorporated by reference to Exhibit 10.52 to the registrant's Current Report on Form 8-K, filed with the SEC on March 7, 2019).

10.12
Billing and Asset Management Agreement by and among CogenTwo LLC and Tecogen Inc. dated March 5, 2019, incorporated by reference to Exhibit 10.53 to the registrant's Current Report on Form 8-K, filed with the SEC on March 7, 2019.

10.13
Letter Agreement dated July 22, 2019, amending Advisory Agreement dated January 3, 2018 between Tecogen Inc. and John N. Hatsopoulos incorporated by reference to Exhibit 10.1 to the registrant's Current Report on Form 8-K, as filed with the SEC on July 24, 2019.

10.14+
Tecogen Change in Control Severance Benefit Plan, dated July 9, 2020, incorporated herein by reference to Exhibit 99.01 to the registrant's Current Report on Form 8-K filed with the SEC on July 21, 2020.

10.15 +	Tecogen Inc. 2022 Stock Incentive Plan incorporated herein by reference to Exhibit 10.1 to the registrant's Current Report on Form 8-K filed with the SEC on March 9, 2022.
10.16+
Amendment to Advisory Agreement, dated July 22, 2019, between the registrant and John Hatsopoulos, incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K, filed with the SEC on July 25, 2019.

10.17
Note Subscription Agreement dated October 9, 2023, by John H. Hatsopoulos, incorporated herein by reference to Exhibit 99.01 to the registrant's Current Report on Form 8-K filed with the SEC on October 10, 2023.

10.18
Note Subscription Agreement dated October 9, 2023, by John H. Hatsopoulos, incorporated herein by reference to Exhibit 99.01 to the registrant's Current Report on Form 8-K filed with the SEC on October 10, 2023.

10.19	Promissory Note for Paycheck Protection Program Second Draw Loan from Webster Bank, N.A. dated February 5, 2021, in the amount of $1,874,269.
10.20 +	Tecogen Inc. Policy Regarding Compensation of Non-Employee Directors filed with the Current Report on Form 8-K filed with the SEC on March 9, 2022.
10.21
Agreement Regarding the Assignment of Certain Maintenance Agreements, the Purchase and Sale of Certain Assets, and Related Matters with Aegis Energy Services LLC, incorporated by reference to Exhibit 99.01 to the registrant's Current Report on Form 8-K filed with the SEC on March 16, 2023.

10.22
Amendment to the Agreement Regarding Assignment of Certain Maintenance Agreements dated as of March 15, 2023 with Aegis Energy Services, LLC, incorporated by reference to Exhibit 99.01 to the registrant's Current Report of Form 8-K filed with the SEC on February 2, 2024.

10.23
Sales and Marketing Agreement Between Vertiv Corporation and Tecogen Regarding Data Center Cooling Applications, dated February 28, 2025, incorporated by reference to Current Report on Form 8-K, filed with the SEC on March 3, 2025.

10.24 *	Policy and Procedures Governing Related Person Transactions
10.25 *	Executive Officer Clawback Policy
10.26	Tecogen Policy Regarding Insider Trading incorporated by reference to Exhibit 19.1 to Annual Report on Form 10-K filed with the SEC on March 18, 2025.
10.27 *	Form of Lock Up Agreement
21.1
List of subsidiaries incorporated by reference to Exhibit 21.1 to the registrants Post-Effective Amendment No. 1 to Form S-3 on Form S-1 Registration Statement Under the Securities Act of 1933, filed with the SEC on March 12, 2021.

23.1 *	Consent of Wolf & Company, P.C.
23.2 *	Consent of Somertons, PLLC (included in Exhibit 5.1 hereto).
24.1	Power of Attorney of certain directors and officers of the Registrant (included on signature page to the initial filing of this Registration Statement).
107.1 *	Filing Fee Table.

*	Previously filed as an exhibit to initial filing of this Registration Statement.
#
Confidential Treatment has been granted for portions of this document. The confidential portions were omitted and filed separately, on a confidential basis, with the Securities and Exchange Commission.

+	Management contract or compensatory plan or agreement.

(b)    Financial Statement Schedules.

Schedules have been omitted because the information required to be set forth therein is not applicable or are shown in our consolidated financial statements and notes thereto.

Item 17.        Undertakings

(h)    Indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(i)     The undersigned registrant hereby undertakes:

(i)That for purposes of determining any liability under the Securities Act, the information omitted from the form or prospectus filed as part of this registrations statement in reliance upon Rule 430A and contained in a form of prospectus shall be filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be as of the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of North Billerica, Commonwealth of Massachusetts, on July 16, 2025.

TECOGEN INC.
By: /s/ Abinand Rangesh Abinand Rangesh Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Abinand Rangesh Abinand Rangesh	Chief Executive Officer, Chief Financial Officer, and Director (Principal Executive Officer and Principal Financial Officer)	July 16, 2025
/s/ Roger P. Deschenes Roger P. Deschenes	Chief Accounting Officer (Princpal Accounting Officer)	July 16, 2025
*	Director and Chairperson	July 16, 2025
Angelina M. Galiteva
*	Lead Director	July 16, 2025
John N. Hatsopoulos
*	Director	July 16, 2025
Ahmed F. Ghoniem
*	Director	July 16, 2025
Earl R. Lewis, III
*	Director	July 16, 2025
Susan F. Hirsch
*	Director	July 16, 2025
John M. Albertine

*    By: /s/ John K. Whiting, IV
        John K. Whiting, IV
        Attorney-in-Fact